Exhibit 10.1

AMENDMENT NO. 5

TO

OMNIBUS AGREEMENT

This AMENDMENT NO. 5 TO OMNIBUS AGREEMENT (this “Amendment”), dated as of April 1, 2016 is made and entered into among 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), 8point3 General Partner, LLC, a Delaware limited liability company (the “YieldCo General Partner”), 8point3 Holding Company, LLC, a Delaware limited liability company (“Holdings”), 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), First Solar, Inc., a Delaware corporation (“First Solar”) and SunPower Corporation, a Delaware corporation (“SunPower” and, together with First Solar, each a “Sponsor” and collectively, the “Sponsors”).  The above-named entities are sometimes referred to in this Amendment as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties entered into that certain Omnibus Agreement on June 24, 2015, that certain Amendment No. 1 to Omnibus Agreement on August 11, 2015, that certain Amendment No. 2 to Omnibus Agreement on November 30, 2015, that certain Amendment No. 3 to Omnibus Agreement on January 26, 2016, and that certain Amendment No. 4 to Omnibus Agreement on March 31, 2016 (collectively, the “Agreement”); and

WHEREAS, the Parties desire, subject to the terms and conditions set forth herein, (including Section 1.05), to amend the Agreement to reflect the Parties’ agreement as to certain matters set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.01 Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

Section 1.02 Amendments.

(a) The following text shall be added as a new row to the table set forth on Schedule I of the Agreement:

No.	Sponsor	Project	Scheduled COD	Guaranteed Project Capacity (MWAC)	Minimum Project Capacity (MWAC)	Closing Project Value	Capacity Buy-Down Amount ($ per MW)
13.	SunPower	Hooper	Achieved December 23, 2015	Not applicable – COD achieved	Not applicable – COD achieved	$53,500,000	Not applicable – COD achieved

(b) The following text shall be added as a new item to the end of Part B of Schedule II:

5. Tax equity financing in respect of the Hooper project, entered into between Wells Fargo Wind Holdings LLC, SSCO III Managing Member, LLC and SunPower Capital Services, LLC.

(c) The following text shall be added as a new item to the end of Part B of Schedule III:

HOOPER PROJECT4

Letter of Credit No. 603537006 dated February 4, 2016 issued by Credit Agricole Corporate and Investment Bank to Systems for the benefit of Xcel Energy Services

Letter of Credit No. 603537005 dated February 4, 2016 issued by Credit Agricole Corporate and Investment Bank to Systems for the benefit of Xcel Energy Services

(d) The following text shall be added as new items to the end of Part B of Schedule IV:

17. SSCO III Class B Holdings, LLC

18. SSCO III Managing Member, LLC

19. SSCO III Holding Company, LLC

20. Solar Star Colorado III Parent, LLC

21. Solar Star Colorado III, LLC

[4]

Only Specified Credit Support until replaced by the Operating Company pursuant to the Contribution Agreement dated as of March 31, 2016, by and among SunPower AssetCo, LLC, a Delaware limited liability company, the Operating Company and SunPower.

Section 1.03 Representations and Warranties.

(a) Representations and Warranties of Each Sponsor.  Each Sponsor hereby represents and warrants to the other Sponsor, the Operating Company, the YieldCo General Partner, Holdings and the Partnership, as follows as of the date hereof:

(i) Organization; Qualification.  Such Sponsor has been duly formed and is validly existing and in good standing as a corporation under the Laws of its jurisdiction of formation with all requisite corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

(ii) Authority and Power.  Such Sponsor (A) has all requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and (B) has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(iii) Valid and Binding Obligation.  This Amendment has been duly and validly executed and delivered by such Sponsor and, assuming this Amendment has been duly and validly authorized, executed and delivered by all other Persons party hereto, constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(iv) No Conflicts.  The execution, delivery and performance of this Amendment by such Sponsor will not (a) conflict with or violate any provision of its certificate of incorporation or bylaws, (b) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Sponsor is a party, or (c) contravene, in any material respect, any material Law.

(v) Consents and Approvals.  The execution, delivery and performance of this Amendment by such Sponsor does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to (as applicable) any Governmental Entity or other Person, except as has already been obtained, made or waived.

(b) Representations and Warranties of the Operating Company, the YieldCo General Partner, Holdings and the Partnership.  Each of the Operating Company, the YieldCo General Partner, Holdings and the Partnership hereby represents and warrants to the Sponsors, as follows as of the Execution Date:

(i) Organization; Qualification.  Such Person has been duly formed and is validly existing and in good standing as a limited liability company or partnership, as applicable, under the Laws of its jurisdiction of formation with all requisite limited liability company or partnership, as applicable, corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Amendment.

(ii) Authority and Power.  Such Person (A) has all requisite limited liability company or partnership, as applicable, power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and (B) has taken all necessary limited liability company or partnership, as applicable, action to authorize the execution, delivery and performance of this Amendment.

(iii) Valid and Binding Obligation.  This Amendment has been duly and validly executed and delivered by such Person and, assuming this Amendment has been duly and validly authorized, executed and delivered by the Sponsors party hereto, constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(iv) No Conflicts.  The execution, delivery and performance of this Amendment by such Person will not (a) conflict with or violate any provision of its certificate of incorporation or bylaws, (b) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Person is a party, or (c) contravene, in any material respect, any material Law.

(v) Consents and Approvals.  The execution, delivery and performance of this Amendment by such Person does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to (as applicable) any Governmental Entity or other Person, except as has already been obtained, made or waived.

Section 1.04 Continuity. Except as expressly modified hereby, the terms and provisions of the Agreement and all instruments, agreements or other documents executed and delivered in connection therewith shall continue in full force and effect.   Whenever the “Agreement” is referenced in the Agreement or any of the instruments, agreements or other documents executed and delivered in connection therewith, such references shall be deemed to mean the Agreement as modified hereby.

Section 1.05 No Effect on Article III. This Amendment shall have no effect on the terms and provisions of Article III of the Agreement, which shall continue in full force and effect.  All capitalized terms used in Article III of the Agreement shall have the meanings ascribed to such terms in the Agreement as in effect immediately prior to this Amendment.  To the extent this Amendment has the effect of modifying any capitalized term used in Article III of the Agreement, such term shall be deemed modified solely for purposes of the provisions of the Agreement other than Article III.

Section 1.06 Parties in Interest. This Amendment is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns.  This Amendment is not made for the benefit of any Person not a party hereto, and no Person other than the Parties hereto and their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by virtue of this Amendment.

Section 1.07 Severability. Whenever possible each provision and term of this Amendment will be interpreted in a manner to be effective and valid.  If any term or provision of this Amendment or the application of any such term or provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof, or the application of such term or provision to Persons or circumstances other than those as to which it has been held invalid, illegal or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  If any term or provision of this Amendment is held to be prohibited or invalid, then such term or provision will be ineffective only to the extent of such prohibition or invalidity without invalidating or affecting in any manner whatsoever the remainder of such term or provision or the other terms and provisions of this Amendment.  Upon determination that any other term or provision of this Amendment is invalid, void, illegal, or unenforceable, a court of competent jurisdiction will modify such term or provision so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible under the Law.

Section 1.08 Facsimile; Counterparts. Any Party may deliver executed signature pages to this Amendment by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page.   This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

Section 1.09 GOVERNING LAW. THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first above written and delivered in their names by their respective duly authorized officers or representatives.

8point3 Energy Partners LP

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President of Operations

8point3 General Partner, LLC

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President of Operations

8point3 Operating Company, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President of Operations

[Amendment to Omnibus Agreement]

8point3 Holding Company, LLC

By:	First Solar 8point3 Holdings, LLC, its member

By:	/s/ Alexander Bradley
	Name:	Alexander Bradley
	Title:	Vice President, Treasury and Project Finance

By:	SunPower YC Holdings, LLC, its member

By:	/s/ Natalie Jackson
	Name:	Natalie Jackson
	Title:	Vice President

First Solar, Inc.

By:	/s/ Alexander Bradley
	Name:	Alexander Bradley
	Title:	Vice President, Project Finance and Treasurer

SunPower Corporation

By:	/s/ Howard J. Wenger
	Name:	Howard J. Wenger
	Title:	President

[Amendment to Omnibus Agreement]